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                                 EXHIBIT NO. 5
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                        Opinion of Baker & Hostetler LLP




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                              BAKER & HOSTETLER LLP
                              1900 E. NINTH STREET
                            CLEVELAND, OH 44114-3485




                                 March 31, 1998




The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, Ohio 44143

         Re: Registration Statement on Form S-3 with respect to $300,000,000 aggregate principal amount of Debt
                  Securities of The Progressive Corporation
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Dear Sirs:

                  We have acted as counsel to The Progressive Corporation, an Ohio corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), relating to the proposed public offering of up to $300,000,000 aggregate principal amount of the Company's Debt Securities (the "Securities") to be issued under an Indenture dated as of September 15, 1993, as supplemented and amended (the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee. This opinion is being delivered pursuant to your request.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary for the purposes of rendering this opinion including, without limitation, copies of resolutions adopted by the Board of Directors of the Company, the Amended Articles of Incorporation, as amended, and Code of Regulations, as amended, of the Company, the Indenture, the proposed form of the underwriting agreement filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement") and the form of the debt security filed as Exhibit 4.3 to the Registration Statement. In our examination, we have assumed that the Indenture has been duly executed and delivered.

                  Based upon the foregoing, we are of the opinion that:

                  When (a) the Securities in substantially the form filed as
Exhibit 4.3 to the Registration Statement are duly executed and delivered by the Company and authenticated in accordance with the terms of the Indenture, (b) the Indenture is qualified under the Trust Indenture Act of 1939 and (c) the Securities are issued and sold as described in the Registration Statement, and if the Securities are sold in an underwritten offering that complies

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The Progressive Corporation
March 31, 1998
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with the terms and conditions of the Underwriting Agreement substantially in the form of Exhibit 1 to the Registration Statement with the blanks appropriately filled in, and in a manner contemplated in the Registration Statement, including the prospectus supplement relating to any Securities, the Securities will be duly authorized and will be legal and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other federal and state laws and judicial decisions of general application relating to the rights of creditors or by general principles of equity.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                                     Very truly yours,




                                                     /s/ Baker & Hostetler LLP
                                                     Baker & Hostetler LLP